Exhibit (a)(1)(iv)

Form of Notice of Withdrawal of Tender

NOTICE OF WITHDRAWAL OF TENDER

Regarding Shares Of

A&Q MASTERS FUND
(formerly, O'Connor Fund of Funds: Masters)

Tendered Pursuant to the Offer to Purchase
Dated June 19, 2014

THE OFFER AND WITHDRAWAL RIGHTS WILL
EXPIREAT, AND THIS NOTICE OF WITHDRAWAL
MUST BE RECEIVED BY STATE STREET BANK AND
TRUST COMPANY EITHER BY MAIL OR BY
FAX BY, THE END OF THE DAY ON
THURSDAY, JULY 17, 2014, AT 12:00 MIDNIGHT,
NEW YORK TIME, UNLESS THE OFFER IS EXTENDED.

Complete This Notice Of Withdrawal And Fax Or Mail To:

State Street Bank and Trust Company
Attn:  A&Q Masters Fund
Box 5493
Mail Code JHT 1651
Boston, Massachusetts 02206

For additional information:
Phone:	(877) 463-2074
Fax:	(617) 937-0227

To assure good delivery, please send this Notice of Withdrawal to State Street Bank and Trust Company and not to your Financial Advisor.

A&Q MASTERS FUND

You are responsible for confirming that this Notice is received by State Street Bank and
Trust Company  To assure good delivery, please send this page to State Street Bank and
Trust Company and not to your Financial Advisor.  If you fail to confirm receipt of this Notice, there can be no assurance that your withdrawal will be honored by the Fund.

Ladies and Gentlemen:

Please withdraw the tender previously submitted by the undersigned in a Letter of Transmittal.

UBS Financial Services Brokerage Account # (if applicable):	☐☐ ☐☐☐☐☐ ☐☐

FOR INDIVIDUAL SHAREHOLDERS AND JOINT TENANTS:

Signature:	_______________________________________________________________________
(Signature of Owner(s) Exactly as Appeared on Shareholder Certification) / Date

Print Name of Shareholder:	_______________________________________________________________________

Joint Tenant Signature:	_______________________________________________________________________
(If joint tenants, both must sign.)	(Signature of Owner(s) Exactly as Appeared on Shareholder Certification) / Date

Print Name of Joint Tenant:	_______________________________________________________________________

FOR OTHER SHAREHOLDERS:

Print Name of Shareholder:	_______________________________________________________________________

Signature:	_______________________________________________________________________
(Signature of Owner(s) Exactly as Appeared on Shareholder Certification) / Date

Print Name of Signatory and Title:	_______________________________________________________________________

Co-Signatory if necessary:	_______________________________________________________________________
(Signature of Owner(s) Exactly as Appeared on Shareholder Certification) / Date

Print Name of Co-Signatory and Title:	_______________________________________________________________________